Exhibit 99.23(i)





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 5, 2001, relating to the financial statements and financial highlights, which appears in the August 31, 2001 Annual Report of the Heritage Capital Appreciation Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Certified Public Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Tampa, Florida
December 19, 2001